First M&F Corp. Investor Information

CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

October 18, 2007

FOR IMMEDIATE RELEASE

First M&F Corp. reports record third quarter earnings

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today that net income for the quarter ended September 30, 2007 was $3.808 million, or $.42 basic and diluted earnings per share, compared to $3.665 million, or $.40 basic and diluted earnings per share for the third quarter of 2006.

For the third quarter of 2007 the annualized return on assets was .96%, while return on equity was 11.18%. Comparatively, the return on assets for the third quarter of 2006 was .96%, with a return on equity of 11.82%.

“In the midst of a tumultuous quarter in the financial markets, we are pleased and gratified to announce record earnings per share, growth and solid performance. First M&F Corporation earned $.42 per share, up from $.39 the previous two quarters. This is $1.20 year-to-date compared to $1.12 for the same period a year ago,” said Hugh Potts, Jr., Chairman and CEO. Potts added, “M&F has grown per share earnings 7.1%, total assets by 5.8% and opened three new banking facilities during 2007. The year-to-date results of 2007 have been accomplished in the midst of a very challenging economic and interest rate environment. Net interest margin erosion has been mitigated in part by loan growth. Modest growth in expenses has been mitigated in part by increased non-interest revenues. Our mortgage income is up 21.0% for the year even though the third quarter revenues reflected a modest slowing of originations and a tightening of the profit margins on mortgage sales.”

Mr. Potts further commented, “Credit quality remains encouraging as we are fully into a real estate market correction. There are few direct effects of the ‘sub prime’ phenomenon upon M&F, but there are indirect adverse effects. Loan losses at .25% and non-performing loans at .69% are both reflective of our current situation.

“Our expansion strategy in 2006, entering Memphis, Birmingham and Florida, has afforded growth opportunities. The pace and nature of that growth is one of our current challenges and a source of great optimism.

“New funding strategies, risk management, and operational efficiencies will be the focus heading into the 4th quarter and 2008.”

Net Interest Income

Reported net interest income was up by 3.4% compared to the third quarter of 2006, with the net interest margin decreasing to 3.94% on a tax equivalent basis in the third quarter of 2007 as compared to 4.04% in the third quarter of 2006. The significant contributor to the increase in net interest income was balance sheet growth offset by continuing erosion in spreads as funding rates increased more than asset yields. The net interest margin for the second quarter of 2007 was 4.00% as compared to 3.94% for the first quarter of 2007 and 3.99% for the fourth quarter of 2006. Loan yields increased to 7.87% in the third quarter of 2007 from 7.63% in the third quarter of 2006. Loan yields also decreased slightly from the second quarter of 2007 to the third quarter after having increased over eleven consecutive quarters in the higher rate environment. Average loans were $1.167 billion for the third quarter of 2007 as compared to $1.122 billion for the second quarter of 2007 and $1.083 billion during the third quarter of 2006. Loans increased by $51.581 million in the third quarter of 2007 after growing by $38.329 million in the second quarter and $21.267 million in the first quarter. Deposit costs increased in the third quarter of 2007 from the second quarter of 2007 and from the third quarter of 2006, in response to the continuing higher rate environment and competitive pressures. Deposit costs were 3.62% in the third quarter of 2007 as compared to 3.20% in the third quarter of 2006. Deposits rose by $2.946 million during the third quarter of 2007 and by $29.124 million for the first nine months of 2007. Management plans to continue to focus on core deposit growth for 2007 and 2008 to offset the influence that rising rates may have on the cost of funds and the net interest margin. Loans as a percentage of assets were 73.81% at September 30, 2007 as compared to 71.11% at September 30, 2006 and 70.59% at December 31, 2006.

Non-interest Income

Non-interest income, excluding securities transactions, for the third quarter of 2007 was flat compared to the third quarter of 2006, with deposit-related income up slightly and mortgage income, still a relatively small contributor, down by 28.74%. Approximately $125 thousand of the decrease in mortgage revenues for the third quarter of 2007 was attributable to lower net gains on the sale of mortgages for 2007 as compared to 2006. Insurance agency commissions were up by 1.91%.

A major part of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which has increased by 20.58% in the third quarter of 2007 over 2006, while overdraft fee income fell by 0.57%.

Non-interest Expenses

Non-interest expenses were up by 3.99% in the third quarter of 2007 as compared to the third quarter of 2006. Salaries and benefits were up by 3.05%. By comparison, total assets grew by 5.76% from September 30, 2006 to September 30, 2007 and by 5.42% during 2007.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the third quarter of 2007 were .25% as compared to .33% for the same period in 2006. Non-accrual and 90-day past due loans as a percent of total loans were .69% at the end of the third quarter of 2007 as compared to .33% at the end of the 2006 quarter. The allowance for loan losses as a percentage of loans was 1.25% at September 30, 2007 as compared to 1.47% at September 30, 2006. The Company’s adequacy analysis indicates that the allowance for loan losses was at a fully acceptable level as of September 30, 2007. The provision for loan losses decreased to $.630 million in the third quarter of 2007 from $.954 million in the third quarter of 2006 due to stable loan quality. M&F’s loan quality is anticipated to remain strong through the year end and management will continue to be aggressive in the recognition of potential problem credits and portfolios.

Balance Sheet

Total assets at September 30, 2007 were $1.624 billion as compared to $1.540 billion at the end of 2006 and $1.535 billion at September 30, 2006. Total loans were $1.198 billion compared to $1.087 billion at the end of 2006 and $1.092 billion at September 30, 2006. Deposits were $1.215 billion compared to $1.186 billion at the end of 2006 and $1.204 billion at September 30, 2006. For the twelve month period ending September 30, 2007 loans grew by 9.77%, deposits grew by 0.90% and stockholders’ equity grew by 9.57%. Total capital was $136.498 million, or $15.06 in book value per share at September 30, 2007.

Growth

The Company opened a full-service banking location in Cordova, Tennessee in June 2007, expanding its number of Memphis metropolitan locations to four. In July 2007 the Company opened a full-service banking location in Brandon, Mississippi followed in August by the opening of an additional full-service banking facility in Ridgeland, Mississippi. The Company expects to open a second location in Okaloosa County, Florida during the fourth quarter of 2007.

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 32 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	September 30	December 31	September 30
	2007	2006	2006
Cash and due from banks	46,352	59,793	51,462
Interest bearing bank balances	2,774	3,690	15,214
Federal funds sold	-	-	15,700
Securities available for sale (cost of
$237,484, $263,238 and $235,566)	236,888	261,828	234,070
Loans held for sale	6,834	7,263	6,091

Loans	1,198,460	1,087,283	1,091,803
Allowance for loan losses	14,941	14,950	16,094
Net loans	1,183,519	1,072,333	1,075,709

Bank premises and equipment	44,845	41,128	39,263
Accrued interest receivable	11,919	12,590	10,874
Other real estate	4,926	3,135	4,090
Goodwill	32,572	32,572	33,957
Other intangible assets	7,687	8,113	4,963
Other assets	45,366	37,830	43,888
Total assets	1,623,682	1,540,275	1,535,281

Non-interest bearing deposits	186,123	180,273	191,180
Interest bearing deposits	1,028,983	1,005,709	1,013,098
Total deposits	1,215,106	1,185,982	1,204,278

Federal funds and repurchase agreements	29,264	19,612	10,062
Other borrowings	201,217	166,400	152,314
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	4,718	4,784	4,645
Other liabilities	5,933	4,503	8,455
Total liabilities	1,487,166	1,412,209	1,410,682

Noncontrolling interest in subsidiaries	18	19	20

Common stock, 9,066,080, 9,046,226 and 9,024,226
shares issued & outstanding	45,330	45,231	45,121
Additional paid-in capital	30,448	30,315	29,784
Nonvested restricted stock awards	590	375	303
Retained earnings	62,027	54,707	52,158
Accumulated other comprehensive income	(1,897)	(2,581)	(2,787)
Total equity	136,498	128,047	124,579
Total liabilities & equity	1,623,682	1,540,275	1,535,281

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Interest and fees on loans	23,091	20,808	66,375	58,391
Interest on loans held for sale	105	129	353	330
Taxable investments	2,303	2,203	7,154	6,213
Tax exempt investments	431	493	1,340	1,460
Federal funds sold	35	66	103	496
Interest bearing bank balances	80	56	177	181
Total interest income	26,045	23,755	75,502	67,071

Interest on deposits	9,440	7,997	26,959	21,164
Interest on fed funds and repurchase agreements	127	90	464	259
Interest on other borrowings	2,193	1,830	6,277	5,377
Interest on subordinated debt	499	499	1,487	1,244
Total interest expense	12,259	10,416	35,187	28,044

Net interest income	13,786	13,339	40,315	39,027
Provision for possible loan losses	630	954	1,890	2,911
Net interest income after loan loss	13,156	12,385	38,425	36,116

Service charges on deposits	2,777	2,753	7,974	7,740
Mortgage banking income	372	522	1,146	947
Agency commission income	1,119	1,098	3,168	3,022
Fiduciary and brokerage income	157	141	444	470
Other income	1,000	897	3,111	2,440
Gains (losses) on AFS investments	-	-	-	(4)
Total noninterest income	5,425	5,411	15,843	14,615

Salaries and employee benefits	7,302	7,086	21,856	20,477
Net occupancy expense	998	908	2,767	2,466
Equipment expenses	884	802	2,699	2,323
Software and processing expenses	385	293	1,089	966
Intangible asset amortization	120	95	426	229
Other expenses	3,200	3,210	9,243	9,266
Total noninterest expense	12,889	12,394	38,080	35,727

Net income before taxes	5,692	5,402	16,188	15,004
Income taxes	1,879	1,734	5,272	4,808
Noncontrolling interest in earnings (losses) of
subsidiaries, net of income taxes of $3, $2, $12, and $6	5	3	19	10
Net income	3,808	3,665	10,897	10,186

Weighted average shares (basic)	9,063,689	9,022,240	9,058,128	9,009,017
Weighted average shares (diluted)	9,117,172	9,075,602	9,110,595	9,056,732
Basic earnings per share	$0.42	$0.40	$1.20	$1.13
Diluted earnings per share	$0.42	$0.40	$1.20	$1.12

Return on assets (annualized)	0.96%	0.96%	0.94%	0.93%
Return on equity (annualized)	11.18%	11.82%	11.01%	11.27%
Efficiency ratio	66.07%	65.09%	66.71%	65.48%
Net interest margin (annualized, tax-equivalent)	3.94%	4.04%	3.96%	4.08%
Net charge-offs to average loans (annualized)	0.25%	0.33%	0.22%	0.19%
Nonaccrual and 90 day accruing loans to total loans	0.69%	0.33%	0.69%	0.33%

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2007	2007	2007	2006
Per Common Share (diluted):
Net income	0.42	0.39	0.39	0.41
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	15.06	14.63	14.46	14.15
Closing stock price	17.55	18.63	18.40	19.59

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	164,866	167,184	153,798	150,905
Non-residential real estate	713,619	672,764	644,816	621,840
Residential real estate	221,915	220,876	221,747	221,911
Home equity loans	44,964	37,374	37,496	40,136
Consumer loans	40,374	41,385	43,616	45,872
Other loans	12,722	7,296	7,077	6,619
Total loans	1,198,460	1,146,879	1,108,550	1,087,283

Deposit Composition: (in thousands)
Noninterest-bearing deposits	186,123	187,604	188,116	180,273
NOW deposits	186,944	205,347	196,035	199,666
MMDA deposits	129,505	137,245	132,068	128,694
Savings deposits	105,819	102,376	99,549	94,815
Certificates of deposit under $100,000	287,899	281,597	293,426	296,222
Certificates of deposit $100,000 and over	292,477	269,890	265,826	251,291
Brokered certificates of deposit	26,339	28,101	33,844	35,021
Total deposits	1,215,106	1,212,160	1,208,864	1,185,982

Nonperforming Assets: (in thousands)
Nonaccrual loans	6,334	5,886	4,019	3,557
Accruing loans past due 90 days or more	1,955	455	254	376
Total nonperforming loans	8,289	6,341	4,273	3,933
Other real estate	4,926	3,652	2,270	3,135
Total nonperforming assets	13,215	9,993	6,543	7,068
Total nonperforming assets to assets ratio	0.81%	0.63%	0.42%	0.46%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	15,059	15,276	14,950	16,094
Acquisitions	-	-	-	-
Provision for loan loss	630	630	630	121
Charge-offs	(920)	(984)	(935)	(1,675)
Recoveries	172	137	631	410
Ending balance	14,941	15,059	15,276	14,950

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2007	2007	2007	2006
Condensed Income Statements: (in thousands)

Interest income	26,045	25,125	24,332	24,434
Interest expense	12,259	11,603	11,325	11,112
Net interest income	13,786	13,522	13,007	13,322
Provision for loan losses	630	630	630	121
Noninterest revenues	5,425	4,861	5,557	5,238
Noninterest expenses	12,889	12,509	12,682	12,904
Net income before taxes	5,692	5,244	5,252	5,535
Income taxes	1,879	1,702	1,691	1,796
Noncontrolling interest	5	7	7	-
Net income	3,808	3,535	3,554	3,739

Tax-equivalent net interest income	14,084	13,831	13,323	13,641

Selected Average Balances: (in thousands)
Assets	1,580,780	1,546,058	1,540,915	1,522,204
Loans held for investment	1,166,820	1,122,129	1,101,879	1,083,648
Earning assets	1,417,310	1,386,464	1,372,001	1,357,687
Deposits	1,215,724	1,187,020	1,194,302	1,176,121
Equity	135,157	132,636	128,975	126,694

Selected Ratios:
Return on average assets (annualized)	0.96%	0.92%	0.94%	0.97%
Return on average equity (annualized)	11.18%	10.69%	11.18%	11.71%
Average equity to average assets	8.55%	8.58%	8.37%	8.32%
Net interest margin (annualized, tax-equivalent)	3.94%	4.00%	3.94%	3.99%
Efficiency ratio	66.07%	66.92%	67.17%	68.25%
Net charge-offs to average loans (annualized)	0.25%	0.30%	0.11%	0.46%
Nonaccrual and 90 day accruing loans to total loans	0.69%	0.55%	0.38%	0.36%
Price to book (x)	1.17	1.27	1.27	1.38
Price to earnings (x)	10.45	11.94	11.79	11.95

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		EPS
	(in thousands)	(diluted)
3Q 2007	3,808	0.42
2Q 2007	3,535	0.39
1Q 2007	3,554	0.39
4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36
4Q 2005	3,065	0.34
3Q 2005	3,284	0.37
2Q 2005	3,045	0.34
1Q 2005	3,198	0.35

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent)
3Q 2007	35.0	27.80%	1.36%	62.57%
2Q 2007	33.3	26.01%	1.26%	60.93%
1Q 2007	33.4	29.43%	1.44%	61.60%
4Q 2006	33.4	27.86%	1.37%	62.39%
3Q 2006	33.9	28.26%	1.42%	62.79%
2Q 2006	33.2	26.39%	1.29%	61.39%
1Q 2006	33.4	25.40%	1.25%	63.27%
4Q 2005	33.3	24.29%	1.22%	62.09%
3Q 2005	33.5	28.33%	1.47%	62.48%
2Q 2005	33.0	26.50%	1.36%	63.82%
1Q 2005	32.7	27.32%	1.43%	65.43%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent)
3Q 2007	3.23%	66.07%
2Q 2007	3.25%	66.92%
1Q 2007	3.29%	67.17%
4Q 2006	3.36%	68.25%
3Q 2006	3.26%	65.09%
2Q 2006	3.28%	67.02%
1Q 2006	3.17%	64.26%
4Q 2005	3.29%	65.20%
3Q 2005	3.24%	62.46%
2Q 2005	3.23%	63.12%
1Q 2005	3.18%	60.94%

Contribution Margin:
(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:
Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD September 2007		QTD September 2006
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	5,713	5.55%	6,152	3.60%
Federal funds sold	2,752	5.14%	4,562	5.67%
Taxable investments (amortized cost)	190,105	4.81%	188,753	4.63%
Tax-exempt investments (amortized cost)	43,836	6.22%	49,841	6.26%
Loans held for sale	8,084	5.16%	8,810	5.81%
Loans held for investment	1,166,820	7.87%	1,083,451	7.63%
Total earning assets	1,417,310	7.37%	1,341,569	7.12%
Non-earning assets	163,470		165,386
Total average assets	1,580,780		1,506,955

NOW	187,350	1.44%	209,144	1.62%
MMDA	133,246	2.66%	125,230	1.94%
Savings	103,089	2.83%	96,087	2.32%
Certificates of Deposit	610,032	4.64%	560,150	4.23%
Short-term borrowings	10,227	4.92%	7,500	4.75%
Other borrowings	208,839	5.12%	185,541	4.98%
Total interest bearing liabilities	1,252,783	3.88%	1,183,652	3.49%
Non-interest bearing deposits	182,008		188,182
Non-interest bearing liabilities	10,832		12,104
Capital	135,157		123,017
Total average liabilities and equity	1,580,780		1,506,955
Net interest spread		3.49%		3.63%
Effect of non-interest bearing deposits		0.49%		0.48%
Effect of leverage		-0.04%		-0.07%
Net interest margin, tax-equivalent		3.94%		4.04%
Less tax equivalent adjustment:
Investments		0.07%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.86%		3.94%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD September 2007		YTD September 2006
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	4,719	5.01%	7,124	3.40%
Federal funds sold	3,298	4.20%	14,992	4.42%
Taxable investments (amortized cost)	199,032	4.81%	181,182	4.58%
Tax-exempt investments (amortized cost)	45,668	6.25%	49,808	6.25%
Loans held for sale	8,860	5.33%	8,624	5.11%
Loans held for investment	1,130,514	7.86%	1,047,884	7.46%
Total earning assets	1,392,091	7.34%	1,309,614	6.94%
Non-earning assets	163,973		158,855
Total average assets	1,556,064		1,468,469

NOW	194,265	1.39%	220,344	1.59%
MMDA	132,379	2.50%	126,383	1.76%
Savings	100,031	2.74%	94,584	2.15%
Certificates of Deposit	591,809	4.61%	518,760	3.96%
Short-term borrowings	12,266	5.06%	7,334	4.73%
Other borrowings	202,437	5.13%	183,746	4.82%
Total interest bearing liabilities	1,233,187	3.81%	1,151,151	3.26%
Non-interest bearing deposits	180,610		185,646
Non-interest bearing liabilities	9,988		10,869
Capital	132,279		120,803
Total average liabilities and equity	1,556,064		1,468,469
Net interest spread		3.53%		3.68%
Effect of non-interest bearing deposits		0.49%		0.45%
Effect of leverage		-0.06%		-0.05%
Net interest margin, tax-equivalent		3.96%		4.08%
Less tax equivalent adjustment:
Investments		0.08%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.87%		3.98%